                                                                      Exhibit 16


                          PricewaterhouseCoopers LLP
                             300 Atlantic Street
                                P.O. Box 9316
                              Stamford, CT 06904
                           Telephone (203) 358-0001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 19, 2000



Commissioners:

We have read the statements made by Caminus Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 19, 2000. We agree with the statements concerning our Firm in such Form 8-K.


Yours very truly,

/s/ PricewaterhouseCoopers LLP
  PricewaterhouseCooopers LLP


Enclosure-as stated